UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2017

Guaranty Bancorp

(Exact name of registrant as specified in its charter)

Delaware	000-51556	41-2150446
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1331 Seventeenth St., Suite 200 Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

(303) 675-1194
(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12-b2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01       Completion of Acquisition or Disposition of Assets.

On October 27, 2017, pursuant to the Agreement and Plan of Reorganization (the “Merger Agreement”) dated as of July 18, 2017 between Guaranty Bancorp (“Guaranty”) and Castle Rock Bank Holding Company (“Castle Rock”), Guaranty completed its acquisition of Castle Rock. In order to effect the acquisition, Castle Rock was merged (the “Merger”) with and into Guaranty, with Guaranty as the surviving corporation. Pursuant to the Merger Agreement, Guaranty issued a total of 840,639 shares of common stock to the shareholders of Castle Rock. Based on Guaranty’s closing stock price of $29.05 on October 27, 2017, Merger consideration for each share of Castle Rock common stock was calculated at $2,086.69. Guaranty expects to complete the conversion of the systems of Castle Rock and to change Castle Rock’s name on or about December 4, 2017.

As of September 30, 2017, Castle Rock had approximately $145 million in total assets.

The Guaranty common stock issued in connection with the Merger was registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-4 (File No. 333-220287), filed with the Securities and Exchange Commission (“SEC”) and declared effective on September 14, 2017 (the “Registration Statement”). The definitive proxy statement/prospectus (the “Proxy Statement/Prospectus”) included in the Registration Statement contains additional information about the Merger.

The Merger Agreement, which was included as Appendix A to the Proxy Statement/Prospectus and is incorporated herein by reference, and this summary are not intended to modify or supplement any factual disclosures about Guaranty, and should not be relied upon as disclosure about Guaranty without consideration of the periodic and current reports and statements that Guaranty files with the SEC. The terms of the Merger Agreement govern the contractual rights and relationships, and allocate risks, among the parties in relation to the transactions contemplated by the Merger Agreement. In particular, the representations and warranties made by the parties to each other in the Merger Agreement reflect negotiations between, and are solely for the benefit of, the parties thereto and may be limited or modified by a variety of factors, including: subsequent events, information included in public filings, disclosures made during negotiations, correspondence between the parties and disclosure schedules to the Merger Agreement. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact. Guaranty acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8‑K not misleading.

Item 9.01       Financial Statements and Exhibits.

(d)   Exhibits

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
Exhibit 2.1	Agreement and Plan of Reorganization dated July 18, 2017 (incorporated by reference to Exhibit 2.1 to the Registrant’s form 8-K filed on July 19, 2017).

*	The schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARANTY BANCORP

By:	/s/ Christopher G. Treece
Name: Christopher G. Treece
Title: Executive Vice President, Chief Financial Officer and Secretary

Date:  October 27, 2017